Exhibit 2.1

Execution Version

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Second Amendment to Agreement and Plan of Merger (this “Amendment”) is entered into as of April 12, 2024 (the “Second Amendment Effective Date”), by and among ConnectM Technology Solutions, Inc., a Delaware corporation (the “Company”), Monterey Capital Acquisition Corporation, a Delaware corporation (“Parent”), and Chronos Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”, and together with the Company and Parent, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated December 31, 2022, as amended by that certain First Amendment to Agreement and Plan of Merger, dated October 12, 2023 (collectively, the “Agreement”);

WHEREAS, the Parent Board has determined it to be in the best interests of Parent and its stockholders to, subject to receipt of the requisite approval by the Parent Stockholders, (i) amend the Parent Certificate of Incorporation as set forth in a Certificate of Amendment to the Parent Certificate of Incorporation in substantially the form attached hereto as Exhibit A (the “Second Charter Amendment”) and (ii) amend the Parent Trust Agreement as set forth in an Amendment to the Parent Trust Agreement in substantially the form attached hereto as Exhibit B (the “Second Trust Agreement Amendment”), in each case, to permit the extension of the date by which Parent may complete an initial Business Combination (as defined in the Parent Certificate of Incorporation) in accordance with the terms and conditions set forth therein;

WHEREAS, the Parties desire to amend the Agreement as more specifically set forth herein; and

WHEREAS, Section 11.1 of the Agreement provides that the Agreement may only be amended by a written instrument executed by Parent, Merger Sub and the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby agree as follows:

1.                  Definitions. Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

2.                  Consent and Waiver. Company hereby (i) consents to Parent (a) seeking the requisite approval from the Parent Stockholders to amend the Parent Certificate of Incorporation as set forth in the Second Charter Amendment and adopting the Second Charter Amendment if so approved and (b) seeking the requisite approval from the Parent Stockholders to amend the Parent Trust Agreement as set forth in the Second Trust Agreement Amendment and entering into the Second Trust Agreement Amendment if so approved, and (ii) waives any condition to the obligations of the Company to consummate the transactions contemplated by the Agreement and any actual or potential breach of any representation, warranty, or covenant set forth in the Agreement or any Transaction Document or any certificate or instrument delivered in connection therewith, if any, in each case solely as it relates to the matters consented to in clause (i) of this Section 2.

Execution Version

3.                  Amendments.

(a)   Exhibit A. The definition of “Parent Certificate of Incorporation” set forth in Exhibit A of the Agreement is hereby amended in its entirety as follows:

“Parent Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Parent, filed with the Secretary of State of the State of Delaware on May 10, 2022, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Parent, filed with the Secretary of State of the State of Delaware on November 6, 2023 and as may be amended further from time to time.

(b)   Section 4.11. Section 4.11 of the Agreement is hereby amended by deleting the words “(the “Parent Trust Agreement”)” and inserting in its place “(as it may be amended from time to time, the “Parent Trust Agreement”).

(c)   Section 9.2(a). Section 9.2(a) of the Agreement is hereby amended by deleting “May 13, 2024” and inserting in its place “November 13, 2024”.

(d)   Section 5.11. The Agreement is hereby amended to add the following as Section 5.11 to the Agreement:

“Section 5.11 Further Extensions. Subject to the Parent having obtained the requisite approval from the Parent Stockholders to adopt the Second Charter Amendment and enter into the Second Trust Agreement Amendment (collectively, the “Further Extension Approval”) and the Company’s compliance with the immediately following sentence, Parent shall extend the period of time to consummate an initial Business Combination (as defined in Article II of the Parent Certificate of Incorporation) in accordance with Section 9.2(d) of the Parent Certificate of Incorporation (for the avoidance of doubt, as amended by the Second Charter Amendment), for up to 6 (six) periods of one (1) month each (each, a “Additional Monthly Extension”), to the extent necessary to consummate the Closing at any time prior to the Outside Date, as it may be amended from time to time. At any time on or after the Further Extension Approval, within three (3) Business Days of receipt of a written request from Parent (which Parent may request for each Additional Monthly Extension), the Company shall transfer to Parent or the Parent Trust Account funds necessary to effect such Additional Monthly Extension in accordance with the Parent Certificate of Incorporation (for the avoidance of doubt, as amended by the Second Charter Amendment) in the amount so requested, but not to exceed $325,715 for each Additional Monthly Extension (which represents $0.045 per share for a number of shares equal to the difference obtained by subtracting (x) 138,000 shares of Parent Class A Common Stock held by the underwriter of Parent’s initial public offering and subject to a non-redemption agreement from (y) 7,376,125 outstanding shares of Parent Class A Common Stock held by the public, in each case, as of the Second Amendment Effective Date) or $1,954,290 in the aggregate for all six (6) Additional Monthly Extensions (each, a “Additional Monthly Extension Amount”). Notwithstanding anything herein to the contrary, in no event shall Parent, Sponsor or any of their respective Affiliates or Representatives be required at any time to repay any Additional Monthly Extension Amount to the Company or any of its Affiliates; provided, however, that if at the time of the valid termination of this Agreement in accordance with ARTICLE IX, (a) all of the conditions to Closing set forth in ARTICLE VIII are satisfied or waived by the applicable party hereto (other than those conditions that by their nature are to be satisfied at the Closing, but such conditions would reasonably be expected to be satisfied if the Closing were to occur on the date of such termination) and (b) the reason that the Closing has not occurred is that Parent has breached its obligations hereunder to consummate the Closing in accordance herewith, Parent shall be required to repay, within one (1) Business Day after the date of such termination), that portion of any Additional Monthly Extension Amount that has actually been paid by the Company to Parent.”

Execution Version

4.                  Effect on Agreement. Except as set forth in this Amendment, all of the terms, covenants, agreements, and conditions of the Agreement shall remain in full force and effect in accordance with its original terms. Any reference to the Agreement in the Agreement, any Transaction Document or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Agreement, as amended by this Amendment (or as the Agreement may be further amended or modified after the date hereof in accordance with the terms thereof).

5.                  Miscellaneous. All relevant provisions of Article XI (Miscellaneous) of the Agreement shall apply to this Amendment to the same extent as if set forth herein, mutatis mutandis

[Remainder of Page Intentionally Left Blank; Signature Pages Follow.]

IN WITNESS WHEREOF, this Amendment of Agreement and Plan of Merger has been duly executed and delivered by the Parties, effective as of the Second Amendment Effective Date.

COMPANY:

CONNECTM TECHNOLOGY SOLUTIONS, INC.

By:	/s/Bhaskar Panigrahi
Name:	Bhaskar Panigrahi
Title:	Chairman and CEO

Signature Page to
Second Amendment to Agreement and Plan of Merger

IN WITNESS WHEREOF, this Amendment of Agreement and Plan of Merger has been duly executed and delivered by the Parties, effective as of the Second Amendment Effective Date.

PARENT:

MONTEREY CAPITAL ACQUISITION CORPORATION

By:	/s/Bala Padmakumar
Name:	Bala Padmakumar
Title:	Chairman and CEO

MERGER SUB:

CHRONOS MERGER SUB, INC.

By:	/s/Bala Padmakumar
Name:	Bala Padmakumar
Title:	President

Signature Page to
Second Amendment to Agreement and Plan of Merger

Exhibit A

Form of Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Monterey Capital Acquisition Corporation

[See Attached]

Exhibit B

Form of Amendment to the Investment Management Trust Agreement

[See Attached]